Exhibit 99.1

Rightscorp to Present at the 26th Annual ROTH Capital Conference

Copyright monetization company to present its solution to the multi-billion dollar file sharing problem

Santa Monica, Calif. - February 28, 2014 – Rightscorp (OTCQB: RIHT), the leading provider of monetization services for artists and holders of copyrighted Intellectual Property (IP), announced today that it has been invited to present at the upcoming 26th Annual ROTH Conference. The conference will be held on March 9-12, 2014 at The Ritz-Carlton Laguna Niguel in Dana Point, California.

Event: ROTH Conference

Date: Wednesday, March 12, 2014

Time: 11:30 am (PT)

Rightscorp CEO Christopher Sabec and COO Robert Steele will present an overview of the Company and provide an update on its business highlights including its recently reported revenue growth driven by the acceleration of the Company’s copyright ingestion rate. Additionally, the Company has announced that it has crossed the threshold of more than 1 million copyrights for representation from content owners of music, movies, and other digital assets.

“We believe that the sophisticated investors who have participated in the success of Intellectual Property plays from companies like Acacia Research and VirnetX, will understand our value proposition to the industry and business model for monetizing copyrighted Intellectual Property,” said Rightscorp CEO, Christopher Sabec. “Since going public last fall, we have reported strong revenue growth. In addition, we have dramatically increased both the number of copyrights under contract and the ingestion rate of copyrights into our system. Our continued growth momentum makes this the right time to get out in front of the investment community whom we believe will appreciate the $2.3 billion market opportunity that our business presents, especially as more entertainment industry executives are recognizing the value of our services.”

To arrange a one-on-one meeting with Rightscorp, management, please contact Andrew Haag at rightscorp@irthcommunications.com or 1-866-976-4784.

About the 26th Annual ROTH Conference

The annual ROTH Conference is one of the largest of its kind in the U.S., bringing together executives from hundreds of growth companies. This event is designed to provide investors with a unique opportunity to gain insight into emerging growth companies across a variety of sectors, including Cleantech, Consumer & Retail, Energy & Industrial, Enterprise Software, Healthcare, Resources, Semiconductors & Electronics, Services and Technology & Media. The conference will feature company presentations, Q&A sessions, expert panels and thousands of management one-on-one and small group meetings.

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About Rightscorp, Inc.

Rightscorp (OTCQB: RIHT) is a leading provider of monetization services for artists and holders of copyrighted Intellectual Property (IP). The Company’s patent pending digital loss prevention technology focuses on the infringement of digital content such as music, movies, software, and games and ensures that owners and creators are rightfully paid for their IP. Rightscorp implements existing laws to solve copyright infringements by collecting payments from illegal file sharing activities via notifications sent through Internet Service Providers (ISPs). The Company’s technology identifies copyright infringers, who are offered a reasonable settlement option when compared to the legal liability defined in the Digital Millennium Copyrights Act (DMCA). Based on the fact that 24% of all Internet traffic is used to distribute copyrighted content without permission or compensation to the creators, Rightscorp is pursuing an estimated $2.3 billion opportunity and has monetized major media titles through relationships with industry leaders. http://www.rightscorpinc.com/

Safe Harbor Statement

This press release may include forward-looking statements. All statements other than statements of historical fact included in this press release, including, without limitation, statements regarding the Company’s anticipated financial position, business strategy and plans and objectives of management of the Company for future operations, are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors not limited to, general economic and business conditions, competitive factors, changes in business strategy or development plans, the ability to attract and retain qualified personnel, and changes in legal and regulatory requirements. Such forward-looking statements reflect the current views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this paragraph.

For further investor and media information contact:
Andrew Haag
Managing Partner
IRTH Communications
rightscorp@irthcommunications.com
1-866-976-4784

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